SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

PLANAR SYSTEMS, INC.

(Name of Registrant As Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notes:

January 8, 2010

Dear Fellow Shareholder:

Our Annual Meeting is scheduled for Tuesday, February 16, 2010. Enclosed please find a copy of our Proxy Statement for this meeting, as well as our 2009 Annual Report.

We look forward to seeing as many of our shareholders as are able to attend the meeting. We recognize, however, that this is impractical for most of you. For this reason, we have enclosed a form of proxy and return envelope that you can use to ensure that your shares are represented at the meeting.

The election of one director, approval of an amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan, and the ratification of the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 24, 2010 are the only matters our shareholders are being asked to vote on at the meeting. Information regarding these matters is presented in the body of the Proxy Statement, and we encourage you to review this information.

Please take a moment and sign, date and return the enclosed form of proxy. This way your shares will be represented whether or not you are able to attend the meeting. Many of our shareholders who hold their shares in “street-name” will also have the alternatives of voting either by touch-tone telephone call or via the Internet.

We thank you for your attention to this matter and for your continuing support of your Company.

Very truly yours,

Gerald K. Perkel President and Chief Executive Officer

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 16, 2010

To the Shareholders of

Planar Systems, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the “Annual Meeting”) of Planar Systems, Inc. (“Planar” or the “Company”) will be held on Tuesday, February 16, 2010, at 3:00 p.m., local time, at 1195 N.W. Compton Drive, Beaverton, Oregon for the following purposes:

1.	To elect one director for a three-year term;

2.	To approve an amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be sold under the Plan from 400,000 shares to 1,400,000 shares;

3.	To ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 24, 2010; and

4.	To transact such other business as may properly come before the meeting, including a motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on January 4, 2010 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on February 16, 2010: The Proxy Statement for the Annual Meeting and the Annual Report to Shareholders for the year ended September 25, 2009 are available at https://www.sendd.com/EZproxy/?project_id=94.

By Order of the Board,

Gerald K. Perkel President and Chief Executive Officer

Beaverton, Oregon

January 8, 2010

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

PLANAR SYSTEMS, INC.

1195 N.W. Compton Drive

Beaverton, OR 97006

(503) 748-1100

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON FEBRUARY 16, 2010

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of Planar Systems, Inc., an Oregon corporation (“Planar” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors”) from holders of the outstanding shares of Planar common stock, no par value (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held at 3:00 p.m., local time, on February 16, 2010, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect one member of the Board of Directors, approve an amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be sold under the Plan from 400,000 shares to 1,400,000 shares, ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 24, 2010, and transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of Planar on or about January 15, 2010.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on January 4, 2010 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 3,850 beneficial holders of the 20,071,513 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Although we encourage you to read the enclosed Proxy Statement in its entirety, we include this question and answer section to provide some background information and brief answers to several questions you might have about the Annual Meeting.

Q:	Why is Planar providing these materials?

A:	Planar’s Board of Directors is providing these proxy materials to you in connection with Planar’s Annual Meeting of Shareholders, which will take place on February 16, 2010, at 3:00 p.m. Shareholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q:	What information is contained in these materials?

A:	The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and other required information.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are three proposals scheduled to be voted on at the Annual Meeting:

•	the election of one member of the Board of Directors (Proposal No. 1);

•

the approval of an amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan to increase the maximum number of shares of common stock that may be sold under the Plan from 400,000 shares to 1,400,000 shares (Proposal No. 2); and

•	the ratification of the Audit Committee’s appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 24, 2010 (Proposal No. 3).

We will also consider other business that properly comes before the Annual Meeting.

Q:	How does the Board of Directors recommend that I vote?

A:	Planar’s Board of Directors recommends that you vote your shares “FOR” the election of the Board’s nominee for election to the Board of Directors, “FOR” the approval of the amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan and “FOR” the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm.

Q:	What shares owned by me can be voted?

A:	All shares of Planar common stock owned by you as of the close of business on January 4, 2010 (the “Record Date”) may be voted by you. You may cast one vote per share of common stock that you held on the Record Date. These shares include shares that are: (1) held directly in your name as the shareholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	Most shareholders of Planar hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Planar’s transfer agent, BNY Mellon Shareowner Services, you are considered, with respect to those shares, the shareholder of record, and these proxy materials are being sent directly to you by Planar. As the shareholder of record, you have the right to grant your voting proxy directly to Planar or to vote in person at the Annual Meeting. You may also vote your shares as described below under “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a legal proxy from your broker or other nominee authorizing you to vote your shares at the Annual Meeting. Your broker or nominee has sent you instructions for how you can direct the broker or nominee to vote your shares. You may vote your shares by Internet or by telephone as described below under “How can I vote my shares without attending the Annual Meeting?”

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the shareholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your proxy card or proof of identification. Even if you plan to attend the Annual Meeting, Planar recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	To vote your shares without attending the meeting, please sign, date and return the enclosed proxy card, or follow the instructions for Internet or telephone voting on the enclosed proxy card. This way your shares will be represented whether or not you are able to attend the meeting. Many of our shareholders who hold their shares in “street-name” will also have the alternatives of voting either by touch-tone telephone call, or via the Internet.

Q:	Can I change my vote?

A:	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may accomplish this by entering a new vote by Internet, by telephone, by delivering a written notice of revocation to the corporate secretary of our company, by granting a new proxy card or new voting instruction card bearing a later date (which automatically revokes the earlier proxy instructions), or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Q:	How are votes counted?

A:	You may vote “FOR” or “WITHHOLD AUTHORITY” to vote for the nominee for election as a director. If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. If you vote to “WITHHOLD AUTHORITY” to vote for the nominee for election as a director, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the nominee is elected.

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting for approval of the amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan and/or ratification of the appointment of KPMG

LLP. If you vote your shares without providing specific instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. If you vote to “ABSTAIN” from voting on the amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan and/or the ratification of the appointment of KPMG LLP as the independent registered public accounting firm, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be counted and will have no effect in determining whether the proposal is approved.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is not voting on non-routine matters. A broker non-vote occurs when a broker expressly instructs on a proxy card that the broker is not voting on a matter, whether routine or non-routine. Proposal No. 3 contained in these proxy materials is considered a routine matter, so unless you have provided otherwise, your broker will have discretionary authority to vote your shares on Proposal No. 3. However, Proposals No. 1 and No. 2 are considered non-routine matters, so unless you have provided instructions to your broker with respect to Proposals No. 1 and No. 2, your broker will not have authority to vote your shares on Proposals No. 1 and No. 2 and your shares will constitute broker non-votes. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of shares entitled to vote or votes cast for or against a proposal.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Q:	What is the voting requirement to approve the proposals?

A:	The election of the director nominee requires the affirmative “FOR” vote of a plurality of the votes cast in the election. The proposals for ratification of the Audit Committee’s appointment of KPMG LLP as the independent registered public accounting firm and approval of the amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan each requires the affirmative “FOR” vote of a majority of the votes cast on each proposal.

Q:	Who are the proxyholders and what do they do?

A:

The two persons named as proxyholders on the proxy card, Gerald K. Perkel, our President and Chief Executive Officer, and Gregory H. Turnbull, our Chairman of the Board, were designated by the Board of Directors. The proxyholders will vote all properly tendered proxies (except to the extent that authority to vote has been withheld) and where a choice has been specified by you as provided in the proxy card, it will be voted in accordance with the instructions you indicate on the proxy card. If you vote your shares without providing specific instructions regarding each of the proposals, your shares will be voted “FOR” each proposal.

Q:	What does it mean if I receive more than one set of proxy materials?

A:	You may receive more than one set of proxy materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate set of proxy materials for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you will receive more than one set of proxy materials. Please vote your shares for each set of proxy materials that you receive by following the instructions in the enclosed proxy card.

Q:	How can I revoke my proxy?

A:	You may revoke your proxy at any time before it is voted at the Annual Meeting. In order to do this, you may do any of the following:

•	sign and return another proxy card bearing a later date;

•	enter a new vote by Internet or by telephone following the instructions in the proxy card;

•	provide written notice of the revocation to Planar’s Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006, prior to the vote at the Annual Meeting; or

•	attend the meeting and vote in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting and publish final results in Planar’s Quarterly Report on Form 10-Q for the quarter ending March 26, 2010.

Q.	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the proposals described in this Proxy Statement, Planar does not expect any additional matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gerald K. Perkel, Planar’s President and Chief Executive Officer, and Gregory H. Turnbull, Planar’s Chairman of the Board, will vote your shares on any additional matters properly presented for a vote at the Annual Meeting in a manner directed by a majority of the Board of Directors.

Q:	Who will count the vote?

A:	BNY Mellon Shareowner Services, the Company’s transfer agent, has been appointed to act as the inspector of election and will tabulate the votes. In the event BNY Mellon Shareowner Services is unable to do so, a representative of Planar’s legal counsel, Ater Wynne LLP, will act in this role.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Planar or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board of Directors. Occasionally, shareholders provide written comments on their proxy card, which are then forwarded to Planar’s management.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

Planar will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by Planar’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. In addition, Planar may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	How do I communicate with the Board of Directors?

A:	Any shareholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chairman of the Board, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, one director will be elected for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominee named below. The Board of Directors believes that the nominee will stand for election and will serve if elected as director. However, if the person nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s articles of incorporation and bylaws, the directors are divided into three classes. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors. The following table sets forth the names of the Board of Directors’ nominee for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age at January 4, 2010, principal occupation or employment during at least the past five years, the periods during which he or she has served as a director of Planar and positions currently held with Planar.

	Age	Director Since	Expiration of Current Term	Position Held with Planar
Nominee:
J. Michael Gullard	64	2006	2010	Director
Continuing Directors:
Carl W. Neun	66	2000	2011	Director
Gregory H. Turnbull	71	1986	2011	Chairman of the Board
Steven E. Wynne	57	1996	2011	Director
Gerald K. Perkel	54	2005	2012	President, Chief Executive Officer and Director
E. Kay Stepp	64	1998	2012	Director

J. Michael Gullard. Mr. Gullard was elected to the Board of Directors in November 2006. Mr. Gullard is the founder and a General Partner of Cornerstone Management, a family of technology focused venture capital funds. Mr. Gullard received a BA from Stanford University and an MBA from the Graduate School of Business at Stanford University. Mr. Gullard also serves on the Board of Directors of Dyntek, Inc., Alliance Semiconductor, Inc., Proxim Corp., California Micro Devices Corp., and JDA Software, Inc.

Carl W. Neun. Mr. Neun became a Director of the Company in December 2000. From March 1993 to January 2000, Mr. Neun was Senior Vice President and Chief Financial Officer of Tektronix, Inc., a test and measurement company. From September 1987 through March 1993 he was Senior Vice President and Chief Financial Officer of Conner Peripherals, Inc., a disk drive company. Mr. Neun is Chairman of the Board of Powerwave Technologies, Inc. and a member of the Board of Directors of Radisys Corporation. He served as Chairman of the Board of Oregon Steel Mills, Inc. until January 2007, when the Company was acquired. Mr. Neun has a bachelor’s degree from Hamilton College and an MBA from the Wharton School at the University of Pennsylvania.

Gregory H. Turnbull. Mr. Turnbull has served as a Director of the Company since 1986. He was elected as Chairman of the Board in September 2005. Mr. Turnbull served as President and Chief Executive Officer of A.P. Pharma, Inc., a specialty pharmaceutical company, from October 2006 to July 2008, also served as that company’s Chief Financial Officer from January 2008 to February 2009, and continues to serve as a member of that company’s Board of Directors. He is also a director of certain privately-held companies. Previously, Mr. Turnbull was self-employed as a private investor and a consultant. Mr. Turnbull was a partner of Cable & Howse Ventures from 1983 to 1991 and served as an investment banker with Morgan Stanley & Co. and White, Weld & Co. prior to 1983. Mr. Turnbull received a BS in chemical engineering from Oregon State University and an MBA from Stanford University.

Steven E. Wynne. Mr. Wynne has served as a Director of the Company since 1996. Mr. Wynne served as President and Chief Executive Officer of Sport Brands International, Ltd. (“SBI”) from March 2004 to March 2007. SBI owned a number of companies that created, developed, produced and distributed sports apparel and footwear under the Fila, Cloudveil and Motionwear brands. From April 2001 to April 2002 and from April 2003 to February 2004, Mr. Wynne was a partner in the law firm of Ater Wynne LLP, Portland, Oregon, the Company’s outside legal counsel. Mr. Wynne served as Acting Senior Vice President and General Counsel of FLIR Systems, Inc. from April 2002 to April 2003. Mr. Wynne served as Chairman and Chief Executive Officer of eteamz.com, an online community serving amateur athletics, from June 2000 until its sale to Active.com in December 2000. He served as President and Chief Executive Officer of adidas America from 1995 to 1999. Prior to that time, he was a partner in Ater Wynne LLP. Mr. Wynne received a bachelor’s degree from Willamette University and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of FLIR Systems, Inc.

Gerald K. Perkel. Mr. Perkel has served as President and Chief Executive Officer of the Company since September 2005. At that time, Mr. Perkel was also elected to the Board of Directors. Mr. Perkel served as President and Chief Executive Officer of Merant PLC, a provider of ECM (enterprise change management) software, from 2001 to 2004, when the company was acquired by Serena Software. Mr. Perkel served as president of the Office Printing Business at Xerox from 2000 to 2001. Prior to that, Mr. Perkel was President of the Color Printing and Imaging Business at Tektronix, Inc. from 1995 to 2000.

E. Kay Stepp. Ms. Stepp has served as a Director of the Company since August 1998. Ms. Stepp currently is chair of the board of Providence Health and Services. From 1994 to 2002, she was principal and owner of Executive Solutions, Inc., a consulting firm which provided services to senior executives and boards of directors. From 1989 to 1992, Ms. Stepp held the position of President and Chief Operating Officer of Portland General Electric Company (“PGE”), a Portland, Oregon, utility company. From 1978 to 1989, Ms. Stepp held various other executive positions at PGE. Ms. Stepp serves on the Board of Directors of Franklin Covey Company (NYSE) and StanCorp Financial Group (NYSE). She is a former director of the Federal Reserve Bank of San Francisco. Ms. Stepp received a BA from Stanford University and an MA from the University of Portland.

Director Independence

The Board of Directors has determined that J. Michael Gullard, Carl W. Neun, E. Kay Stepp, Gregory H. Turnbull and Steven E. Wynne are “independent” as defined by applicable Nasdaq Stock Market rules.

Board of Directors Committees

Audit Committee. The Board of Directors has appointed a standing Audit Committee which, during the fiscal year ended September 25, 2009, conducted eight meetings. The Audit Committee is responsible for overseeing the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements, monitoring the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance, and reviewing the independence and performance of the Company’s independent auditors. The members of the Audit Committee during fiscal year 2009 were Mr. Neun, Mr. Gullard and Mr. Wynne. The Board of Directors has determined that Mr. Neun is an “audit committee financial expert,” as such term is defined pursuant to rules promulgated by the Securities and Exchange Commission (the “SEC”). Messrs. Neun, Gullard and Wynne are each independent directors as defined by applicable SEC and Nasdaq Stock Market rules. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Compensation Committee. The Board of Directors also has appointed a Compensation Committee which reviews executive compensation, establishes executive compensation levels and administers the Company’s equity plans. During the fiscal year ended September 25, 2009, the Compensation Committee held seven meetings. The current members of the Compensation Committee are Ms. Stepp and Mr. Gullard, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. Also serving on the Compensation Committee during the fiscal year ended September 25, 2009 were William Noce and Henry Stenger. Messrs. Noce and Stenger each retired from the Board of Directors in February 2009. The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Governance Committee. The Board of Directors also has appointed a Governance Committee which is responsible for reviewing and making recommendations to the Board regarding the Board’s composition and structure, establishing criteria for Board membership and corporate policies relating to the recruitment of Board members, and establishing, implementing and monitoring policies and processes regarding principles of corporate governance. The Governance Committee held two meetings during the fiscal year ended September 25, 2009. The members of the Governance Committee during fiscal year 2009 were Ms. Stepp, Mr. Turnbull and Mr. Wynne, each of whom is independent within the meaning of applicable SEC and Nasdaq rules. The Board of Directors has adopted a written charter for the Governance Committee, a copy of which is available in the “Investors” section of the Company’s website at: http://www.planar.com/CCBN/governance.cfm.

Director Attendance at Board and Shareholder Meetings

During fiscal year 2009 the Company’s Board of Directors held 13 meetings. Each director attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which such Director served during the period that such Director served. The Company encourages each member of the Board of Directors to attend each annual meeting of the Company’s shareholders. All but one of the members of the Board of Directors attended the 2009 Annual Meeting of Shareholders.

Director Nomination Procedures

The Governance Committee serves as the nominating committee to seek qualified candidates to serve on the Company’s Board of Directors and recommend them for the Board’s consideration. In recommending candidates for election to the Board of Directors, the Governance Committee will consider nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Governance Committee reviews each candidate’s qualifications, including whether a candidate possesses any unique skills or competencies not already represented on the Board of Directors, as well as general qualities and skills desirable in members of the Board of Directors, including factors relating to diversity, skills, occupation, experience in the context of the needs of the Board, and whether the candidate would meet the definition of “independent” under applicable SEC and Nasdaq Stock Market rules. Evaluations of candidates generally involve a review of background materials and internal discussions as well as interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Governance Committee would recommend the candidate for consideration by the full Board of Directors. The Board of Directors requires that all nominees for the Board of Directors have a reputation for integrity, honesty and adherence to high ethical standards.

Shareholders wishing to propose director candidates for consideration by the Governance Committee may do so by writing to the Secretary of the Company and providing information specified in Article III, Section 3.16 of the Company’s bylaws, including the candidate’s name, biographical information and qualifications. The

Company’s bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder’s notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company’s bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder. See “Date for Submission of Shareholder Proposals.”

Communication with Directors

Any shareholder who wants to communicate with members of the Board of Directors, individually or as a group, may do so by writing to the intended member or members of the Board of Directors, c/o Chairman of the Board, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006. Communications should be sent by overnight or certified mail, return receipt requested. All communications will be submitted to the Board of Directors in a timely manner.

Board Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF J. MICHAEL GULLARD, ITS NOMINEE FOR DIRECTOR. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THE ELECTION OF THE BOARD’S NOMINEE UNLESS A VOTE WITHHOLDING AUTHORITY IS SPECIFICALLY INDICATED. If a quorum is present, the Company’s bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

MANAGEMENT

Executive Officers

The following table sets forth certain information with respect to the executive officers of the Company as of January 4, 2010.

Name	Age	Position
Gerald K. Perkel	54	President and Chief Executive Officer
E. Scott Hildebrandt	54	Vice President and Chief Financial Officer
Douglas K. Barnes	52	Vice President and General Manager
Stephen M. Going	46	Vice President, General Counsel and Secretary

Information concerning the principal occupation of Mr. Perkel is set forth under “Election of Directors.” Information concerning the principal occupation during at least the last five years of the executive officers of the Company who are not also directors of the Company is set forth below.

E. Scott Hildebrandt. Mr. Hildebrandt was appointed Vice President and Chief Financial Officer of the Company in November 2005. Mr. Hildebrandt had previously served as the Company’s Vice President and Chief Financial Officer from January 2005 to May 2005. Mr. Hildebrandt served as Senior Vice President and Chief Financial Officer of Merant PLC from November 2001 through May 2004 and served as Senior Vice President, Chief Financial Officer and Secretary of InFocus Corporation from June 1999 to November 2001. Before joining InFocus, Mr. Hildebrandt worked at Tektronix and as a CPA with Deloitte & Touche from 1978 to 1983. Mr. Hildebrandt received a BS in Business Administration with a concentration in accounting from Oregon State University.

Douglas K. Barnes. Mr. Barnes currently is Vice President and General Manager. Previously, Mr. Barnes was Vice President and General Manager of the Industrial Business Unit and the Medical Business Unit, Vice President of European Sales and Marketing and earlier served as general manager of Planar’s North America operation. Since 1986, he has held various positions with Planar, including Director of Engineering, Quality and Manufacturing. Mr. Barnes received a BS in Industrial Engineering from Stanford University.

Stephen M. Going. Mr. Going joined Planar as Vice President, General Counsel and Secretary in March 2007. From September 2005 to March 2007, Mr. Going served as Vice President, General Counsel and Secretary of Merix Corporation. Mr. Going served as Vice President, General Counsel and Secretary of Merant PLC from March 2002 to June 2004. From August 2000 to March 2002, Mr. Going was a partner in the Portland, Oregon office of Perkins Coie LLP, a large international law firm. Mr. Going has also been a Partner in the Portland, Oregon law firm Ater Wynne LLP, the Company’s outside legal counsel. Mr. Going holds a BS in Business Administration with a concentration in Finance from Oregon State University and a Juris Doctorate from the UCLA School of Law.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information regarding compensation for the Company’s President and Chief Executive Officer and each of the other two highest paid executive officers (together, the “named executive officers”) for fiscal years 2008 and 2009. All numbers are rounded to the nearest dollar.

Name	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Gerald Perkel,	2009	$462,083	$—	$1,188,476	$117,943	$—	$25,275	$1,805,777
President and Chief Executive Officer (6)	2008	452,539	—	446,220	272,481	99,162	28,173	1,298,575

E. Scott Hildebrandt,	2009	308,767	—	607,463	71,519	—	439	988,188
Vice President and Chief Financial Officer	2008	280,234	10,000	220,820	167,017	41,461	17,693	737,226

Douglas K. Barnes,	2009	267,800	30,000	345,272	7,587	—	54,250	704,807
Vice President and General Manager (7)	2008	253,715	—	110,468	72,939	29,447	15,217	481,785

(1)	Represents amounts paid as achievement bonuses paid at the discretion of the Compensation Committee.

(2)	Represents the amount of compensation expense recognized under FASB Accounting Standards Codification Topic 718, “Compensation-Stock Compensation” (“ASC Topic 718”) in the applicable fiscal year with respect to performance based restricted stock awards (including the awards from previous fiscal years repurposed in fiscal 2009) and tenure-based restricted stock awards granted in fiscal years 2009, 2008 and prior years. See the discussion following this table for information regarding the grant of shares during fiscal 2009 and the repurposing, during fiscal 2009, of grants made in prior fiscal years. The valuation assumptions for our restricted stock grants are described in Footnote 12 to our financial statements included in our Annual Report of Form 10-K for the year ended September 25, 2009.

(3)	Represents the amount of compensation expense recognized under ASC Topic 718 in the applicable fiscal year with respect to stock options granted in prior years. No options were granted to named executive officers in fiscal year 2008 so the amounts listed are for prior years. The valuation assumptions for our stock options are described in Footnote 12 to our financial statements included in our Annual Report of Form 10-K for the year ended September 25, 2009.

(4)	Unless otherwise noted, all amounts listed under the Non-Equity Incentive Plan Compensation consist of amounts paid under our Annual Performance Incentive Plan. This amount includes payments made to the named executive officer under the fiscal 2007 APIP for the first quarter of fiscal 2008.

(5)	Except as otherwise described in the footnotes below, the amounts set forth under All Other Compensation represent matching amounts contributed on behalf of the named executive officer to the Company sponsored 401(k) employee savings plan covering all the Company’s U.S. employees.

(6)	The amount set forth for Mr. Perkel under All Other Compensation includes $8,296 of 401(k) matching contributions, $14,960 for financial planning and tax services and $2,019 for supplemental life insurance premiums.

(7)	The amount set forth for Mr. Barnes under All Other Compensation includes $9,619 of 401(k) matching contributions and $44,631 representing monies paid pursuant to an expatriate agreement to the German Tax Authority in fiscal year 2009 for taxes related to Mr. Barnes’ foreign assignment to Germany for the Company (which assignment ended in fiscal year 2007).

For fiscal year 2009 the Compensation Committee assessed the ongoing effectiveness of the Company’s Long Term Incentive Plans (LTIP). Significant changes in the structure of the Company through the acquisition and sale of businesses, changes in the markets and the Company’s strategic focus had resulted in the Long Term Incentive Plans no longer creating a meaningful incentive. Additionally, the number of shares available to grant to officers was very limited. As a result, through mutually consensual amendments to the vesting provisions, the Compensation Committee decided to “repurpose” the shares granted in the FY 2006, FY 2007 and FY 2008 Long Term Incentive Plans, essentially re-using these shares which were not creating a meaningful incentive under the existing LTIP plans.

Consistent with its focus on improving shareholder value, the Compensation Committee approved repurposing the unvested LTIP shares from the FY 2006, FY 2007 and FY 2008 LTIP programs, reusing these shares to create an FY 2009—FY 2010 LTIP plan. The repurposed performance-based restricted stock will not vest or be issued unless certain specific performance goals are achieved. These performance goals were established by the Company’s Compensation Committee and are directly tied to improvements in the share price of the Company’s common stock. In addition to reusing the shares from the previous LTIP plans additional shares were granted to achieve the desired incentive. These shares may vest, based on achievement of the performance targets (improved share price), anytime in the two-year performance period.

For the FY 2009—FY 2010 LTIP Plan, the performance metric is improvements in the Company’s share price over a two-year period. If, at the end of the performance period, the minimum performance share price improvement threshold is not met none of the shares will vest or be issued.

The following table shows the number of shares of performance based restricted stock granted to named executive officers and that may be earned over the FY09—FY10 period:

Officer	Repurposed Targeted Shares	Additional Targeted Shares	Total Targeted Shares
Gerald K. Perkel	286,250	33,750	320,000
E. Scott Hildebrandt	105,000	15,000	120,000
Douglas K. Barnes	60,250	39,750	100,000

Outstanding Equity Awards At Fiscal Year End

The following table provides information regarding the number and estimated value of outstanding stock options and unvested stock awards held by each of the named executive officers at September 25, 2009.

		Option Awards					Stock Awards
	Grant Date	Number of Securities underlying Unexercised Options: Exercisable		Number of Securities underlying Unexercised Options: Unexercisable	Option exercise price	Option expiration date	Number of shares or units of stock unvested	Market value of shares or units of stock unvested		Equity Incentive Plan Awards: Number of unearned shares or units unvested		Equity Incentive Plan Awards: Value of unearned shares or units unvested
Gerald K. Perkel	9/26/05	240,000	(1)		$7.85	6/25/15
	5/10/07									121,250	(2)	$322,525
	10/09/07									165,000	(2)	438,900
	10/10/08									33,750	(2)	89,775

E. Scott Hildebrandt	11/22/05	120,000	(1)		9.44	11/22/15
	4/11/07									45,000	(2)	119,700
	10/09/07									60,000	(2)	159,600
	10/10/08									15,000	(2)	39,900

Douglas K. Barnes	10/29/04	20,000	(3)		9.85	10/29/14
	8/11/05	5,000	(4)		7.71	8/11/15
	12/08/05	28,125	(4)	1,875	9.50	12/08/15
	12/08/05						2,500	$6,650	(5)
	9/06/06									4,000	(2)	10,640
	4/11/07									26,250	(2)	69,825
	10/09/07									30,000	(2)	79,800
	10/10/08									39,750	(2)	105,735

(1)	Options vest over 4 years, 25% on first anniversary, and 6.25% on the last day of the fiscal quarter thereafter. Options have a 10 year term.

(2)	Shares vest based on the achievement of certain stock price targets.

(3)	Options vest over 4 years, 25% at 30 months, and 25% semiannually thereafter. Options have a 10 year term.

(4)	Options vest over 4 years, 25% on first anniversary, and 6.25% quarterly thereafter. Options have a 10 year term.

(5)	Share vest annually over four years.

Employment Agreements

The Company and Gerald Perkel have entered into an Executive Employment Agreement dated and effective as of September 26, 2005, that was amended and restated effective December 31, 2008 (“Employment Agreement”). The Employment Agreement had an initial term ending September 26, 2008, and provides that on each anniversary thereafter, the term of the Employment Agreement will be automatically extended by one additional year, unless either party gives 90 days prior written notice that the term of the Employment Agreement will not be so extended. If a “Change in Control” (as defined in the Employment Agreement) occurs during the term of the Employment Agreement, the Employment Agreement will continue in effect until two years after the Change in Control.

Pursuant to the Employment Agreement, Mr. Perkel is paid a base salary of $465,000 per year and has an annual cash bonus target of 125% of his base salary. Mr. Perkel is entitled to receive such insurance and employment benefits as are available to other executive officers of the Company, plus certain additional life insurance benefits.

If Mr. Perkel’s employment is terminated by the Company for “Cause” (as defined in the Employment Agreement) or if Mr. Perkel terminates his employment with the Company without “Good Reason” (as defined in the Employment Agreement), Mr. Perkel would be paid the amount of his base salary and annual bonus earned and payable through the effective date of such termination, together with any other compensation or benefits that have been earned but not yet paid to him.

If the Company terminates Mr. Perkel’s employment other than for cause or if Mr. Perkel terminates employment for Good Reason, or if the Company notifies Mr. Perkel that the term of his Employment Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of twenty-four (24) months following the effective date of his termination, the Company shall continue to pay Mr. Perkel his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Perkel elects to continue his group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Mr. Perkel for the premiums paid by him for his COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Perkel’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Perkel may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will pay the premiums to continue basic life, supplemental life and disability insurance coverage maintained by Mr. Perkel through the Company (or, if the terms of such plans do not permit coverage of former employee, the Company will pay the premiums for insurance providing substantially the same coverage) for a period of eighteen (18) months following the effective date of termination; and

•

Full vesting of Mr. Perkel’s then-outstanding equity awards that would, by their terms, vest within twelve months of the effective date of termination, including one-third of all unvested or unearned restricted stock performance share grants (Long Term Incentive Plan equity grants).

If the Company terminates Mr. Perkel’s employment other than for cause or if Mr. Perkel terminates employment for Good Reason, or if the Company notifies Mr. Perkel that the term of his Employment Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Perkel is terminated and a Change in Control occurs within ninety (90) days following his termination, Mr. Perkel will be entitled to receive the following:

•

A single payment equal to the higher of two times his annual base salary in effect just prior to the notice of termination or his base salary in effect immediately prior to the Change in Control, plus two times the higher of his target incentive for the year in which the notice of termination is given or his target incentive for the year in which the Change in Control occurs;

•

If Mr. Perkel elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Perkel for the premiums paid by him for his COBRA continuation coverage (for himself and his dependents, if applicable) for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Perkel’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Perkel may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will pay the premiums to continue basic life, supplemental life and disability insurance coverage maintained by Mr. Perkel through the Company (or, if the terms of such plans do not permit coverage of former employee, the Company will pay the premiums for insurance providing substantially the same coverage) for a period of twenty four (24) months following the effective date of termination; and

•	Full vesting of Mr. Perkel’s then-outstanding equity awards including all unvested or unearned restricted stock performance share grants (Long Term Incentive Plan equity grants).

In the event that Mr. Perkel’s employment is terminated as a result of his death or disability, the Company will (i) pay Mr. Perkel or his estate all compensation and benefits that have been earned but not yet paid, plus an amount equal to 18 months base salary; (ii) provide Mr. Perkel and/or Mr. Perkel’s family with basic life, supplemental life, accident, medical and dental insurance benefits for a period of 18 months after termination; and (iii) accelerate the vesting of all outstanding stock options and stock grants (except certain stock grants with performance-based vesting) that would, by their terms, vest within 18 months after the date of termination of employment.

Executive Severance Agreements

The Company has entered into Amended and Restated Executive Severance Agreements (the “Agreements”) with certain executive officers, including Messrs. Barnes and Hildebrandt. The Agreements are for a term ending on October 1, 2008, provided that on that date and each anniversary thereafter, the term of the Agreements will be automatically extended by one additional year unless either party gives 90 days prior written notice that the term of an Agreement will not be so extended. If a “Change in Control” (as defined in the Agreements) occurs during the term of Agreements, the Agreements will continue in effect until two years after the Change in Control.

E. Scott Hildebrandt. Under the Agreement between the Company and Mr. Hildebrandt, if the Company terminates his employment other than for cause or if the Company notifies Mr. Hildebrandt that the term of his Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of eighteen (18) months following the effective date of his termination, the Company shall continue to Mr. Hildebrandt his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Hildebrandt elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Hildebrandt for the premiums paid by him for his COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Hildebrandt’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Hildebrandt may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65; and

•	The Company will make available to Mr. Hildebrandt for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company.

If Mr. Hildebrandt’s employment is terminated without cause or if Mr. Hildebrandt terminates employment for Good Reason, or if the Company notifies Mr. Hildebrandt that the term of his Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Hildebrandt is terminated and a Change in Control occurs within ninety (90) days following his termination:, Mr. Hildebrandt will be entitled to receive the following:

•

Each month for a period of eighteen (18) months following the effective date of Mr. Hildebrandt’s termination the Company will continue to pay his base salary in affect at the time of termination, plus one-twelfth of 100% of the targeted annual incentive for the year in which notice of termination is delivered, payable according to the Company’s normal payroll practices;

•

If Mr. Hildebrandt elects to continue his group health benefits under COBRA, the Company will reimburse Mr. Hildebrandt for the premiums paid by him for his COBRA continuation coverage (for himself and his dependents, if applicable) for a period of up to eighteen (18) months following the effective date of termination;

•

Subject to the Company’s ability to obtain such coverage under its group health plans and Mr. Hildebrandt’s eligibility under the Company’s group health plans and following exhaustion of any applicable COBRA continuation periods, Mr. Hildebrandt may continue his group health plans (medical, dental and vision) coverage for himself only, at his expense from the date he would otherwise lose coverage until he reached age 65;

•

The Company will make available to Mr. Hildebrandt for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company; and

•

All outstanding options to purchase stock of the Company (or any successor) held by Mr. Hildebrandt that are subject to time-based vesting and all grants of restricted Company stock held by Mr. Hildebrandt that are subject to time-based vesting shall become fully vested as of the effective date of his termination. Upon a change of control all performance based restricted shares are converted to time-based restricted stock and would become fully vested as of the date of termination.

Douglas K. Barnes. Under the Agreement between the Company and Douglas K. Barnes, if the Company terminates his employment other than for cause or if the Company notifies Mr. Barnes that the term of his Agreement will not be extended and not in connection with a change in control, he will be entitled to receive the following:

•

For a period of twelve (12) months following the effective date of his termination, the Company shall continue to pay Mr. Barnes his then current base salary, payable according to the Company’s normal payroll practices;

•

If Mr. Barnes elects to continue his group health benefits under COBRA, the Company will reimburse him for the premiums paid by him for COBRA continuation coverage for a period of up to eighteen (18) months following the effective date of the termination; and

•	The Company will make available to Mr. Barnes for a period of twelve (12) months after termination outplacement services in an outplacement program and with a provider selected by the Company.

If Mr. Barnes’ employment is terminated without cause or if Mr. Barnes terminates employment for Good Reason, or if the Company notifies Mr. Barnes that the term of his Agreement will not be extended within twenty-four (24) months after a change in control of the Company, or if Mr. Barnes is terminated and a Change in Control occurs within ninety (90) days following termination, Mr. Barnes will be entitled to receive the following:

•

Each month for a period of twelve (12) months following the effective date of termination the Company will continue to pay his base salary in affect at the time of termination, plus one-twelfth of 100% of the targeted annual incentive for the year in which notice of termination is delivered, payable according to the Company’s normal payroll practices;

•

If Mr. Barnes elects to continue his group health benefits under COBRA, the Company will reimburse him for the premiums paid by him for COBRA continuation coverage (for him and his dependents, if applicable) for a period of up to eighteen (18) months;

•	The Company will make available to Mr. Barnes, for a period of twelve (12) months after termination, outplacement services in an outplacement program and with a provider selected by the Company; and

•

All outstanding options to purchase stock of the Company (or any successor) held by Mr. Barnes that are subject to time-based vesting and all grants of restricted Company stock held him that are subject to tenure–based vesting shall become fully vested as of the effective date of his termination. Upon a change of control all performance based restricted shares are converted to time-based restricted stock and would become fully vested as of the date of termination.

Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public Company to its Chief Executive Officer and certain other highly compensated executive officers to $1.0 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

The Company believes that it is important to preserve flexibility in administering compensation programs in a manner designed to attract, retain and reward high-performing executives or promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under any of the Company’s compensation programs, including base salaries, annual performance incentive plan and restricted stock that vest over time may not qualify under the IRS rules as compensation excluded from the limitation on deductibility. For fiscal year 2009, all compensation paid to the named executive officers was deductible.

Equity Compensation Plan Information

The following table provides information with respect to the shares of Common Stock that may be issued under the Company’s existing equity compensation plans as of September 25, 2009. The table does not include information with respect to shares subject to outstanding options granted under equity compensation plans assumed by the Company in connection with mergers and acquisitions of the companies which originally granted those options. Footnote (4) to the table sets forth the total number of shares of Common Stock issuable upon the exercise of those assumed options as of September 25, 2009, and the weighted average exercise price of those options.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)
Equity Compensation Plans Approved by Shareholders (1)	367,919	$13.92	383,252
Equity Compensation Plans Not Approved by Shareholders (2)	899,411	9.31	355,984

Total (3)	1,267,330	10.65	739,236

(1)	Consists of the Company’s Amended and Restated 1993 Stock Option Plan for Nonemployee Directors, 1996 Stock Incentive Plan and 2004 Employee Stock Purchase Plan.

(2)

Consists of the Company’s 1999 Nonqualified Stock Option Plan, the Company’s 2007 New Hire Incentive Plan and nonqualified stock options granted under individual inducement plans to Gerald K. Perkel in fiscal

2005, E. Scott Hildebrandt in fiscal 2006, and Stephen M. Going in fiscal 2007. All of these stock options have an exercise price equal to the fair market value of the Common Stock on the date the option was granted. All other options granted before fiscal year 2007 have a ten-year term and vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and 6.25% vesting quarterly thereafter. Options have a seven-year term and vest over a three-year period, with one-third vesting on each of the first three anniversaries of the date of grant.

(3)	The table does not include information for equity compensation plans assumed by the Company in connection with acquisitions of the companies which originally established those plans. As of September 25, 2009, a total of 289,019 shares of Common Stock were issuable upon exercise of outstanding options under those assumed plans. The weighted average exercise price of those outstanding options is $6.05 per share. A total of 289,794 additional options may be granted under those plans.

The Nonqualified Plan. The 1999 Nonqualified Stock Option Plan (the “Nonqualified Plan”) has not been approved by shareholders. Options may be granted under the Nonqualified Plan to employees of the Company who are neither officers nor Directors at the time of grant. The Board has authorized 1,565,000 shares of Common Stock for issuance under the Nonqualified Plan. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. All options will be non-statutory options under the federal tax law. As of September 25, 2009, options covering 388,411 shares of Common Stock were outstanding under the Nonqualified Plan, zero shares remained available for future option grants, and options covering zero shares had been exercised.

2007 New Hire Incentive Plan. The 2007 New Hire Incentive Plan (the “New Hire Incentive Plan”) has not been approved by shareholders. Options may be granted under the New Hire Incentive Plan only as an inducement to employment to persons not previously employed by the Company (including employees hired in connection with a merger or acquisition) or rehired after a bona fide period of interruption of employment. The Board has authorized 400,000 shares of Common Stock for issuance under the New Hire Incentive Plan. All option grants will have an exercise price per share equal to the fair market value per share of Common Stock on the grant date. Each option will vest in installments over the optionee’s period of service with the Company. All options will be non-statutory options under the federal tax law. As of September 25, 2009, options covering 16,000 shares of Common Stock were outstanding under the New Hire Incentive Plan and 375,232 shares remained available for future option grants.

2009 Incentive Plan. On November 20, 2009, the Company’s shareholders approved the Planar Systems, Inc. 2009 Incentive Plan (the “2009 Plan”). The 2009 Plan replaces the Company’s Amended and Restated 1993 Stock Incentive Plan for Nonemployee Directors, Clarity Visual Systems, Inc. 1995 Stock Incentive Plan, Clarity Visual Systems, Inc. Non-Qualified Stock Option Plan, 1996 Stock Incentive Plan, 1999 Nonqualified Stock Option Plan, 2007 New Hire Incentive Plan, and any individual inducement award, which are collectively referred to here as the “Prior Plans.” The 2009 Plan authorizes the issuance of 1,300,000 shares of our common stock. In addition, up to 2,963,375 shares subject to awards outstanding under the Prior Plans may become available for issuance under the 2009 Plan to the extent that these shares cease to be subject to the awards (such as by expiration, cancellation or forfeiture of the awards). The maximum number of shares that may be issued under the 2009 Plan is 4,263,375 shares, including shares that may become available from the Prior Plans. As of January 4, 2010, we had 20,071,513 outstanding shares of our common stock.

DIRECTOR COMPENSATION

The Chairman of the Board receives an annual retainer of $60,000. Nonemployee directors of the Company, other than the Chairman, receive a $35,000 annual retainer. Audit Committee members receive an annual retainer of $12,000 and the Chair of the Audit Committee receives an additional annual retainer of $7,000. Compensation Committee members receive a $9,000 annual retainer, and the Chair of the Compensation Committee receives an additional annual retainer of $5,000. Governance Committee members receive an annual retainer of $4,000 and the Chair of the Governance Committee receives an additional annual retainer of $2,000. In fiscal year 2009, each nonemployee director also received 23,465 shares of restricted stock that vest one year after the date of grant. The price of the Company’s shares on the date of grant was $0.60 per share. Under certain circumstances, the nonemployee directors of the Company are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings.

The table below summarizes the compensation paid to our nonemployee directors during the fiscal year ended September 25, 2009:

Director Name	Fees earned or paid in cash ($)	Restricted Stock awards ($) (1) (3)	Stock Option awards ($) (1) (2)	Total ($)
J. Michael Gullard	$47,000	$38,962	$20,335	$106,297
Carl W. Neun	54,000	38,962	—	92,962
E. Kay Stepp	53,000	38,962	—	91,962
Gregory H. Turnbull	64,000	38,962	—	102,962
Steven E. Wynne	53,000	38,962	—	91,962

(1)	Represents the amount of compensation expense recognized under ASC Topic 718 in fiscal year 2009 with respect to shares of time-based restricted stock awarded in fiscal year 2009.

(2)	The aggregate number of stock options outstanding at September 25, 2009 was as follows: Mr. Gullard—16,000; Mr. Neun—51,000; Ms. Stepp—48,000; Mr. Turnbull—69,338; Mr. Wynne—44,000.

(3)	The aggregate number of shares of unvested restricted stock outstanding as of September 25, 2009 was as follows: Mr. Gullard—23,465; Mr. Neun—23,465; Ms. Stepp—23,465; Mr. Turnbull—23,465; Mr. Wynne—23,465.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s directors and officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons also are required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to fiscal year 2009 or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities have been complied with for fiscal year 2009, except that one report was filed late for Mr. Barnes.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of three directors who are considered independent under applicable SEC and Nasdaq Stock Market rules. The Audit Committee operates under a written charter adopted by the Board on May 5, 2000 and amended on December 16, 2003. The primary purpose of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board and report the results of its activities to the Board. The Audit Committee annually appoints the Company’s independent registered public accounting firm. The Board of Directors has determined that Mr. Neun qualifies as an “audit committee financial expert” for purposes of regulations of the SEC.

Management is responsible for preparing the Company’s consolidated financial statements, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

The Company’s independent registered public accounting firm also provided to the Audit Committee the written disclosures and letter required by Statement on Auditing Standards No. 114 (“SAS 114”) (The Auditor’s Communication with Those Charged with Governance). SAS 114 requires the Company’s independent registered public accounting firm to provide the Audit Committee with additional information regarding the scope and results of its audit of the Company’s consolidated financial statements with respect to:

•	Its responsibility under professional standards;

•	Significant accounting policies;

•	Critical accounting policies and practices;

•	Qualitative aspects of accounting practices;

•	Significant management judgments and accounting estimates;

•	Uncorrected and corrected misstatements;

•	Disagreements with management;

•	Management’s consultation with other accountants;

•	Significant issues discussed, or subject to correspondence with management;

•	Significant difficulties encountered during the audit;

•	Other significant findings or issues; and

•	Confirmation of audit independence.

The Audit Committee discussed with KPMG LLP its independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence to the effect that, in its professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining its independence.

Based on the above discussions and review with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 25, 2009 for filing with the SEC.

Respectfully submitted by the Audit Committee of the Board of Directors.

AUDIT COMMITTEE

Carl W. Neun, Chair

J. Michael Gullard

Steven E. Wynne

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information regarding the ownership of Common Stock as of January 4, 2010 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s directors, (iii) each of the Company’s nominees for election as director, (iv) each of the Company’s named executive officers, and (v) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding
Royce & Associates, LLC (2)	1,947,646	9.7%
745 Fifth Avenue
New York, NY 10151

State of Wisconsin Investment Board (3)	1,840,590	9.2
P.O. Box 7842
Madison, WI 53707

Renaissance Technologies Corp. (4)	1,395,000	7.0
800 Third Avenue
New York, NY 10022

Dimensional Fund Advisors LP (5)	1,106,666	5.5
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

Seth W. Hamot (6)	1,084,700	5.4
Roark, Reardon & Hamot, LLC
Costa Brava Partnership III L.P.
420 Boylston Street
Boston, MA 02116

Gerald K. Perkel	562,775	2.8

J. Michael Gullard	53,845	*

Carl W. Neun	95,345	*

E. Kay Stepp	90,845	*

Gregory H. Turnbull	149,412	*

Steven E. Wynne	82,345	*

E. Scott Hildebrandt	245,785	*

Douglas K. Barnes	123,130	*

Executive Officers and Directors as a group (9 persons)	1,511,925	7.2

*	less than one percent

(1)

Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from January 4, 2010 and shares of restricted stock that vest within 60 days from January 4, 2010 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of (i) shares of restricted stock that will vest within 60 days of January 4, 2010; and (ii) shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of January 4, 2010 is as follows: Mr. Perkel—240,000; Mr. Gullard—39,465; Mr. Neun—74,465; Ms. Stepp—71,465; Mr. Turnbull—92,803; Mr. Wynne—67,465; Mr. Hildebrandt—120,000; Mr. Barnes—55,000; and all directors and officers as a group—830,663.

(2)	This information as to beneficial ownership is based on a Schedule 13G filed by Royce & Associates, LLC (“Royce”) with the SEC on November 6, 2009. The Schedule 13G states that Royce is the beneficial owner of 1,947,646 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(3)	This information as to beneficial ownership is based on a Schedule 13G filed by State of Wisconsin Investment Board (“Wisconsin”) with the SEC on January 30, 2009. The Schedule 13G states that Wisconsin is the beneficial owner of an aggregate of 1,840,590 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(4)	This information as to beneficial ownership is based on a Schedule 13G filed by Renaissance Technologies Corp. and James H. Simons (“Renaissance”) with the SEC on February 13, 2009. The Schedule 13G states that Renaissance is the beneficial owner of an aggregate of 1,395,000 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(5)	This information as to beneficial ownership is based on a Schedule 13G filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the SEC on February 9, 2009. The Schedule 13G states that Dimensional is the beneficial owner of an aggregate of 1,106,666 shares of Common Stock, as to which it has sole voting power and sole dispositive power.

(6)	This information as to beneficial ownership is based on a Schedule 13G filed by Seth Hamot, Roark, Reardon & Hamot, LLC, and Costa Brava Partnership III L.P. (the “Reporting Persons”) with the SEC on November 12, 2009. The Schedule 13G states that the Reporting Persons are the beneficial owner of an aggregate of 1,084,700 shares of Common Stock, as to which they have sole voting and dispositive power.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO 2004 EMPLOYEE STOCK PURCHASE PLAN

The purpose of the Company’s 2004 Employee Stock Purchase Plan is to provide a convenient and practical means by which employees may participate in stock ownership of the Company. The Board of Directors believes that the opportunity to acquire a proprietary interest in the success of the Company through the acquisition of shares of Common Stock pursuant to the ESPP is an important aspect of the Company’s ability to attract and retain highly qualified and motivated employees. A total of 400,000 shares of Common Stock were initially reserved for issuance under the Company’s 2004 Employee Stock Purchase Plan (the “ESPP”). The remaining shares reserved for issuance under the ESPP were issued in the offering period ended March 31, 2008 and the Company thereafter suspended operation of the ESPP. The Board of Directors believes it is in the best interest of the Company to recommence the operation of the ESPP by reserving additional shares for issuance under the ESPP. Accordingly, the Board of Directors has approved, and recommends shareholder approval of, an amendment to the ESPP to increase the maximum number of shares of common stock available for sale under the ESPP from 400,000 shares to 1,400,000 shares. The following is a summary of the basic terms and provisions of the ESPP.

The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code. The ESPP is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the power to make and interpret all rules and regulations it deems necessary to administer the ESPP and has broad authority to amend the ESPP, subject to certain amendments requiring shareholder approval.

All regular status employees of the Company and its subsidiaries, including the Company’s officers, are eligible to participate in the ESPP if they render services to the Company pursuant to a full-time regular status employment relationship with the Company. Eligible employees may elect to contribute from 1% to 10% of their cash compensation during each pay period. The ESPP provides for two annual six-month offering periods, beginning on April 1 and October 1 of each year (the “Enrollment Dates”). During the offering periods, participants accumulate funds in an account via payroll deduction. At the end of each six-month offering period, the purchase price is determined and the accumulated funds are used to automatically purchase shares of Common Stock. The purchase price per share is equal to 85% of the lower of (a) the fair market value of the Common Stock on the Enrollment Date of the offering period or (b) the fair market value on the date of purchase. Unless a participant files a withdrawal notice before the beginning of the next offering period, such participant will automatically be re-enrolled for the next offering period.

Neither payroll deductions credited to a participant’s account nor any rights with regard to the purchase of shares under the ESPP may be assigned, transferred, pledged or otherwise disposed of in any way by the participant. Upon termination of a participant’s employment for any reason the payroll deductions credited to the participant’s account will be returned to the participant. Any remaining balances will be returned to the participant, or his or her beneficiary. The Company limits participation to otherwise eligible employees in the United States and Finland, where regulatory compliance is practicable. As of January 4, 2010, there were approximately 360 employees of the Company eligible to participate in the ESPP. Because participation in the ESPP is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular individual or group of individuals.

Federal Income Tax Consequences. The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the ESPP and with respect to the sale of Common Stock acquired under the ESPP. This summary is based on the federal tax laws in effect as of the date of this Proxy Statement. Changes to these laws could alter the tax consequences described below.

In general, a participant will not recognize taxable income upon enrolling in the ESPP or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the ESPP at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

If the participant disposes of shares purchased pursuant to the ESPP more than two years from the Enrollment Date and more than one year from the date on which the shares were purchased, the participant will recognize ordinary income equal to the lesser of (1) the excess of the fair market value of the shares at the time of disposition over the purchase price, or (2) 15% of the fair market value of the shares on the Enrollment Date. Any gain on the disposition in excess of the amount treated as ordinary income will be capital gain. The Company is not entitled to take a deduction for the amount of the discount in circumstances indicated above.

If the participant disposes of shares purchased pursuant to the ESPP within two years after the Enrollment Date or within one year after the purchase date, the employee will recognize ordinary income on the excess of the fair market value of the stock on the purchase date over the purchase price. Any difference between the sale price of the shares and the fair market value on the purchase date will be capital gain or loss. The Company is entitled to a deduction from income equal to the amount the employee is required to report as ordinary compensation income.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2004 EMPLOYEE STOCK PURCHASE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE 2004 EMPLOYEE STOCK PURCHASE PLAN UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

PROPOSAL NO. 3

RATIFY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG LLP has been selected by the Audit Committee to serve as the Company’s independent auditors for fiscal year 2010. KPMG LLP has served as the Company’s independent auditors since 1983. Although Planar is not required to seek stockholder approval of this appointment, the Board of Directors believes it to be sound corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons for shareholder rejection and will reconsider the appointment in future periods. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended September 25, 2009 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $680,000. Fees billed by KPMG LLP for those services for the fiscal year ended September 26, 2008 were $849,000. The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company’s 401(k) Savings and Profit Sharing Plan and for fees relating to the carve out of the Company’s Medical Business Unit sold in August 2008 were $316,000 for the fiscal year ended September 26, 2008. KPMG LLP was not engaged to provide services in connection with the audit of the Company’s 401(k) Savings and Profit Sharing Plan during the fiscal year ended September 25, 2009.

Tax Fees. The aggregate fees billed by KPMG LLP for professional services for tax compliance, tax advice, tax planning and fees relating to federal, state, local and international tax filings were $200,000 for the fiscal year ended September 25, 2009. The aggregate fees billed for tax compliance, tax advice and tax planning were $259,000 for the fiscal year ended September 26, 2008.

All Other Fees. KPMG LLP billed no additional fees for services other than as described above under “Audit Fees”, “Tax Fees” and “Financial Information Systems Design and Implementation Fees” for the fiscal years ended September 25, 2009 and September 26, 2008.

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit-related services are approved annually. These services include, but are not limited to, the annual financial statement audit, statutory audits of certain foreign subsidiaries and reviews of consolidated quarterly results as reported on Form 10-Q. With respect to services for other than audit and audit related services, at least annually, the independent auditor submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, at the time the Audit Committee reviews and approves the annual audit engagement. In conjunction with the Audit Committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chair of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The Company has been informed by KPMG LLP that no persons other than KPMG LLP’s full-time, permanent employees spent time on the KPMG LLP engagement to audit the Company’s financial statements for fiscal 2009.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF KPMG LLP AS PLANAR’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 24, 2010. PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR RATIFICATION OF SUCH APPOINTMENT UNLESS A VOTE AGAINST THE PROPOSAL OR ABSTENTION IS SPECIFICALLY INDICATED.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2011 Proxy Statement. Any such proposal must be received by the Company not later than September 10, 2010. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2010 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitation may be made personally, or by mail, facsimile, telephone, e-mail or messenger. Planar will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended September 25, 2009 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended September 25, 2009 with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Corporate Secretary, Planar Systems, Inc., 1195 N.W. Compton Drive, Beaverton, Oregon 97006.

By Order of the Board of Directors

Gerald K. Perkel
President and Chief Executive Officer

Beaverton, Oregon

January 8, 2010

PLANAR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Planar Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Gerald K. Perkel and Gregory H. Turnbull, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:00 p.m. on Tuesday, February 16, 2010 at 1195 NW Compton Drive, Beaverton, Oregon, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEE LISTED IN PROPOSAL 1, “FOR” APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2004 EMPLOYEE STOCK PURCHASE PLAN, “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 24, 2010, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Please Mark Here for Address Change or ☐ Comments SEE REVERSE SIDE

		FOR The nominee listed below	WITHHOLD AUTHORITY to vote for the nominee listed below	FOR	AGAINST	ABSTAIN

1.	To elect one director for a three-year term.	☐	☐

01 – J. Michael Gullard

2.	To approve the amendment to the Planar Systems, Inc. 2004 Employee Stock Purchase Plan.			☐	☐	☐

3.	To ratify the appointment of KPMG LLP as Planar’s independent registered public accounting firm for the fiscal year ending September 24, 2010.			☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

Please check this box if you plan to attend the Annual Meeting. ☐

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

Typed or Printed name(s)

Authorized Signature

Title or authority, if applicable

Date

FOLD AND DETACH HERE